Exhibit 10.4

CAPSTONE TURBINE CORPORATION

AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

i

CAPSTONE TURBINE CORPORATION

AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

RECITALS:

     WHEREAS, the Company previously established the Plan as an equity incentive plan, and last amended and restated the Plan effective March 20, 2003;

     WHEREAS, the Company desires to amend the Plan to (i) conform the Plan to recent modifications in the Nasdaq listing rules, (ii) rescind a prior action taken by the Company to increase the number of shares available for grant under the Plan by 2.5 million, (iii) eliminate the right of directors to receive cash in lieu of common stock at a fixed value, (iv) provide for the receipt of stock bonuses by directors in lieu of cash compensation, and (v) adopt administrative changes recommended by counsel;

     NOW, THEREFORE, pursuant to authorization of the board of directors of the Company, the Plan is hereby amended and restated, effective on January 26, 2004:

     1. Purposes of the Plan. The purposes of the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Committee at the time of grant. Restricted Stock, Stock Purchase Rights and Stock Bonuses may also be granted under the Plan.

     2. Definitions. As used herein, the following definitions shall apply:

      (a) “Acquisition” means, unless specified otherwise in an Agreement, (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own less than 50% of the Company’s voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or (ii) a sale of all or substantially all of the assets of the Company.

      (b) “Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual award or grant of an Option, Restricted Stock, Stock Bonus, or Stock Purchase Right. Each Agreement is subject to the terms and conditions of the Plan, except as otherwise provided for herein.

      (c) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options, Stock Purchase Rights or Stock Bonuses are granted under the Plan.

      (d) “Board” means the Board of Directors of the Company.

      (e) “Cause” means (i) with respect to a Holder who is an Employee, and whose employment contract expressly provides for termination of such Holder in certain specified circumstances constituting “cause,” those circumstances that constitute “cause” under such Holder’s employment contract; (ii) with respect to a Holder who is an Employee, but who does not have an employment contract or whose employment contract does not expressly provide for termination of such Holder in certain specified circumstances constituting “cause,” (A) the commission of any act by such Holder involving fraud, embezzlement or a felony, (B) the commission of any act by such Holder constituting financial dishonesty against the Company or its Parent or any of its Subsidiaries, (C) repeated and gross dereliction of duty to the Company or its Parent or any of its Subsidiaries to which such Holder’s duties extend, (D) an act involving moral turpitude which (1) brings the Company or its Parent or any of its Subsidiaries into public disrepute or disgrace, or (2) causes material injury to the customer relations, operations or the business prospects of the Company or its Parent or any of its Subsidiaries, (E) the breach by such Holder of any of such Holder’s obligations under such Holder’s employee or employment agreement with the Company or its Parent or any of its Subsidiaries, or (F) the refusal or failure of such Holder to follow the lawful directives of the Board, the President and Chief Executive Officer of the Company or his designee or such Holder’s supervisor; and (iii) with respect to a Holder who is a Director, (A) the commission of any act by such Holder involving fraud, embezzlement or a felony, (B) the commission of any act by such Holder constituting financial dishonesty against the Company or its Parent or any of its Subsidiaries, (C) repeated and gross dereliction of duty to the Company or its Parent or any of its Subsidiaries to which such Holder’s duties extend, (D) an act involving moral turpitude which (1) brings the Company or its Parent or any of its Subsidiaries into public disrepute or disgrace, or (2) causes material injury to the customer relations, operations or the business prospects of the Company or its Parent or any of its Subsidiaries. Notwithstanding the foregoing, for Options and other awards issued on or after April 15, 2004, “Cause” shall instead be defined by the terms of a Holder’s Agreement with respect to the Shares covered thereby, in those circumstances in which the Agreement addresses or defines a termination for reasons of “cause.”

      (f) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

      (g) “Committee” means a committee appointed by the Board in accordance with Section 4 hereof to administer the Plan.

      (h) “Common Stock” means the Common Stock of the Company, par value $0.001 per share.

      (i) “Company” means Capstone Turbine Corporation, a Delaware corporation.

      (j) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

      (k) “Director” means a member of the Board.

      (l) “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

      (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.

      (n) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

         (i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

         (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock; or

         (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

      (o) “Holder” means a person who has been granted or awarded an Option, Restricted Stock or Stock Purchase Right, or who holds Shares acquired pursuant to the exercise of an Option or Stock Purchase Right or pursuant to a Stock Bonus.

      (p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

      (q) “Independent Director” means a Director who is:

         (i) An “outside director,” within the meaning of Section 162(m) of the Code;

         (ii) A “non-employee director” within the meaning of Rule 16b-3; and

         (iii) An “independent director” under the listing standards of The Nasdaq Stock Market.

      (r) “Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Committee, or which is designated as an Incentive Stock Option by the Committee but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      (s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (t) “Option” means a stock option granted pursuant to the Plan.

      (u) “Option Exchange Program” means a program whereby outstanding Options are surrendered or cancelled in exchange for Options that are granted more than six months and one day following such surrender or cancellation and are of the same type (which may have a lower exercise price or purchase price), of a different type and/or cash, and subject to certain conditions (e.g., continued employment).

      (v) “Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      (w) “Plan” means the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan.

      (x) “Public Trading Date” means the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

      (y) “Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h), or pursuant to an election pursuant to a Stock Purchase Right granted under Section 12(b) or Section 14.

      (z) “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

      (aa) “Section 16(b)” means Section 16(b) of the Exchange Act, as such Section may be amended from time to time.

      (bb) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

      (cc) “Service Provider” means an Employee, Director or Consultant.

      (dd) “Share” means a share of Common Stock, as adjusted in accordance with Section 15 below.

      (ee) “Stock Bonus” means a grant of Common Stock granted pursuant to Section 14(e) or elected pursuant to Section 12(b).

      (ff) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 14.

      (gg) “Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Stock Subject to the Plan. Subject to the provisions of Section 15, the shares of stock subject to Options, Stock Purchase Rights or Stock Bonuses shall be Common Stock, initially shares of the Company’s Common Stock, par value $0.001 per share. Subject to the provisions of Section 15, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights or pursuant to such Stock Bonuses is 3,700,000 Shares, plus the number of Shares previously authorized and remaining available under the Company’s 1993 Stock Incentive Plan, as amended, as of the Public Trading Date, plus any Shares covered by options granted under the Company’s 1993 Stock Incentive Plan that are forfeited or expire unexercised or otherwise become available after the Public Trading Date; provided, however, that the maximum aggregate number of Shares which may be issued upon exercise of Incentive Stock Options is 11,500,000 Shares. Shares issued upon exercise of Options or Stock Purchase Rights or pursuant to Stock Bonuses may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right or in respect of a Stock Bonus under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

     4. Administration of the Plan.

      (a) Administration Committee. The Plan shall be administered by the Committee that is established and designated by the Board to administer the Plan. Prior to the 2004 annual meeting of shareholders of the Company, the Committee shall be comprised of at least two individuals who are all Independent Directors. Effective at the conclusion of the 2004 annual meeting of shareholders of the Company, the Committee shall be comprised of at least three individuals who are all Independent Directors. The Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions or Committee charter, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Within the scope of such authority, the Committee may delegate (i) to the chief executive officer of the Company the authority to grant awards under the Plan to eligible persons who are (1) not “covered employees,” within the meaning of Section 162(m) of the Code, (2) not expected to be “covered employees” at the time of recognition of income resulting from such award, and (3) not subject to liability under Section 16 of the Exchange Act, and/or (ii) to any officer of the Company any other authority that is included in Sections 4(b)(iv), (viii), (ix) or (xi) or Section 9(b).

      (b) Powers of the Committee. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Committee shall have the authority in its sole discretion:

         (i) to determine the Fair Market Value;

         (ii) to select the Service Providers to whom Options, Stock Purchase Rights, and Stock Bonuses may from time to time be granted hereunder;

         (iii) to determine the number of Shares to be covered by each such award granted hereunder;

         (iv) to approve forms of Agreement for use under the Plan;

         (v) to determine the terms and conditions of any award granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award granted hereunder or the Common Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine);

         (vi) to institute an Option Exchange Program that has been approved by the Board; provided, however, that the effectiveness of the Option Exchange Program is subject to the approval of the Company’s shareholders;

         (vii) to determine whether to offer to buyout a previously granted Option as provided in subsection 10(i) and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Shares);

         (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

         (ix) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right or pursuant to a Stock Bonus that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Committee may deem necessary or advisable;

         (x) to amend any Option or Stock Purchase Right granted under the Plan as provided in Section 14; and

         (xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Committee deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

      (c) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Holders.

     5. Eligibility. Non-Qualified Stock Options, Stock Purchase Rights and Stock Bonuses may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option, Stock Purchase Right or Stock Bonus may be granted additional Options, Stock Purchase Rights or Stock Bonuses. In addition to the foregoing, each Non-Employee Director (defined in Section 12) shall be granted Options at the times and in the manner set forth in Section 12 and may receive Stock Bonuses in lieu of cash compensation as described in Section 12.

     6. Limitations.

      (a) Each Option shall be designated by the Committee in the Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.

      For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

      (b) None of the Plan, any Option, Stock Purchase Right or Stock Bonus shall confer upon a Holder any right with respect to continuing the Holder’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

      (c) No Service Provider shall be granted, in any calendar year, Options, Stock Purchase Rights or Stock Bonuses to acquire more than 3,000,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15. For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 15), the canceled Option will be counted against the limit set forth in this Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 17. No Options, Stock Purchase Rights or Stock Bonuses may be issued under the Plan with respect to the shares specified in Section 3 hereof after the tenth anniversary of the earlier of (i) the date upon which the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders. If the number of shares specified in Section 3 is increased by an amendment to this Plan, Options Stock Purchase Rights or Stock Bonuses may be awarded with respect to such increased shares for a period of ten years after the earlier of the date that the amendment to the Plan is adopted by the Board or the date that the amendment is approved by the stockholders. Options, Stock Purchase Rights and Stock Bonuses granted before such dates shall remain valid in accordance with their terms.

     8. Term of Option. The term of each Option shall be stated in the Agreement; provided, however, that the term shall be no more than ten years from the date of grant thereof; and provided further that, in the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five years from the date of grant thereof.

     9. Option Exercise Price and Consideration.

      (a) Except as provided in Section 13, the per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Committee, but shall be subject to the following:

         (i) In the case of an Incentive Stock Option

            (A) granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than

10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

            (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

         (ii) In the case of a Non-Qualified Stock Option

            (A) granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

            (B) granted to any other Service Provider, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

         (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required in this subsection (a) above pursuant to a merger or other corporate transaction.

      (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Committee, actual or constructive delivery of Shares which (x) in the case of Shares acquired from the Company, have been owned by the Holder for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (4) with the consent of the Committee, payment in connection with the pledge of Shares and a loan through a broker in a transaction described in Securities and Exchange Commission Regulation T, (5) any other consideration acceptable to the Committee, or (6) with the consent of the Committee, any combination of the foregoing methods of payment.

     10. Exercise of Option.

      (a) Vesting; Fractional Exercises. Except as provided in Section 13, Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Committee and set forth in the Agreement. An Option may not be exercised for a fraction of a Share.

      (b) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

         (i) A written or electronic notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

         (ii) Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;

         (iii) Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h), an Agreement covering the purchase of the Restricted Stock in a form determined by the Committee and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

         (iv) In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

         (v) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax. Tax withholding may, in the sole discretion of the Committee, be paid in the form of (i) deduction from wages otherwise payable to the Holder, (ii) consideration used by the Holder to pay for such Shares under Section 9(b), or (iii) Shares that have a Fair Market Value equal to the minimum required withholdings and that would otherwise be deliverable to the Holder upon exercise of the Option.

      (c) Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

         (i) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

         (ii) The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its sole discretion, deem necessary or advisable;

         (iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

         (iv) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

      (d) Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider for any reason, the Holder’s continuing rights, if any, to Options, Restricted Stock, Stock Bonuses or Stock Purchase Rights will be as specified in the terms of the Agreement. In the absence of a provision in the Agreement that specifies the date of expiration when the Holder ceases to be a Service Provider, each Option shall remain exercisable in accordance with the provisions set forth herein, as follows: (i) upon termination as a Service

Provider for reasons other than Cause, death or disability, the Option shall remain exercisable for three months following the termination of the Holder’s relationship as a Service Provider (but in no event later than the expiration of the term of such Option as set forth in the Agreement or terms of the grant) to the extent that the Option is then vested and the Shares covered by the unvested portion of the Option shall immediately become available for issuance under the Plan; (ii) any unexercised portion of the Option shall terminate at the end of the three-month period specified herein and the Shares covered thereby shall immediately become available for issuance under the Plan; (iii) if a Holder’s relationship as a Service Provider is terminated for Cause, the entire Option shall immediately terminate, and the Shares covered thereby shall immediately become available for issuance under the Plan, and (iv) if a Holder is terminated for reasons of death or disability, the rights under the Option shall be determined by Sections 10(e) and 10(f).

      (e) Disability of Holder. If a Holder ceases to be a Service Provider as a result of the Holder’s disability, and the applicable Agreement does not specify the date of expiration when the Holder ceases to be a Service Provider, an Option shall remain exercisable for 12 months following the Holder’s termination due to disability (but in no event later than the expiration of the term of such Option as set forth in the Agreement or terms of the grant), but only to the extent that the Option was exercisable on the date of disability, and the Shares covered by the unvested portion of the Option shall immediately become available for issuance under the Plan. To the extent that the Option is not exercised by the end of the 12 month period, the Option shall expire and the Shares covered thereby shall again become available for issuance under the Plan. For purposes of Incentive Stock Options, the term “disability” shall be defined in accordance with Section 22(e)(3) of the Code.

      (f) Death of Holder. If a Holder dies while a Service Provider, and the applicable Agreement does not specify the date of expiration when the Holder ceases to be a Service Provider, an Option shall remain exercisable for 12 months following the Holder’s death (but in no event later than the expiration of the term of such Option as set forth in the Agreement or terms of the grant), but only to the extent that the Option was exercisable on the date of death, and the Shares covered by the unvested portion of the Option shall immediately become available for issuance under the Plan. To the extent that the Option is not exercised by the end of the 12 month period, the Option shall expire and the Shares covered thereby shall again become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if applicable, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution.

      (g) Regulatory Extension. A Holder’s Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three months after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

      (h) Buyout Provisions. The Committee may at any time offer to buyout for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

     11. Non-Transferability. Options, Restricted Stock, Stock Bonuses and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder.

     12. Granting of Options to and Stock Elections by Non-Employee Directors.

      (a) A person who is a Director but is not an employee of the Company or any of its affiliates (a “Non-Employee Director”) who is initially elected to the Board shall, during the term of the Plan, be granted an Option to purchase 21,600 Shares (subject to adjustment as provided in Section 15) on such initial election (an “Initial Option”), and (ii) an Option to purchase 10,000 Shares (subject to adjustment as provided in Section 15) on the date of the first annual meeting of stockholders that occurs each year that the Non-Employee Director is reelected to the Board (the “Annual Option”). Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an Initial Option but, to the extent that they are otherwise eligible as Non-Employee Directors, will receive, after retirement from employment with the Company, the Annual Option.

      (b) In the event that the Company provides cash compensation to Non-Employee Directors for service as a Director or for service as a member or chairperson of a committee of the Board (collectively “Cash Compensation”), each Non-Employee Director may elect to receive (subject to limitations in Section 12(b)(i)), in lieu of receiving any portion of his or her Cash Compensation, a Stock Bonus. Such an election shall be made by filing an election with the Company, in accordance with procedures adopted by the Committee, prior to the time that such Cash Compensation is paid. All elections made hereunder are subject to the following:

         (i) The number of Shares payable under a Stock Bonus shall be calculated by dividing (A) the amount of the Cash Compensation that would have been payable to the Non-Employee Director in the absence of an election, by (B) the Fair Market Value of a Share on the date that the Cash Compensation would have otherwise been paid; provided, however, that no more than 20,000 Shares can be made subject to a Stock Bonus during any 12-month period that begins with the annual meeting of the shareholders of the Company in which Board members are elected. Any amount of the Cash Compensation subject to the election that exceeds the Fair Market Value of the Shares that are calculated hereunder shall be paid in cash to the Non-Employee Director.

         (ii) Other than the right of the Non-Employee Director herein to elect to receive a Stock Bonus, the terms thereof shall be subject to the provisions of Section 14.

     13. Terms of Non-Employee Director Options. The per Share price of each Option granted to a Non-Employee Director (as defined in Section 12) shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Initial Options (as defined in Section 12) granted to Non-Employee Directors shall become exercisable in cumulative annual installments of one-third of the Shares subject to such option on each of the yearly anniversaries of the date of Initial Option grant that the Non-Employee Director remains a Director, commencing with the first such anniversary, such that each Initial Option shall be 100% vested on the third anniversary of its date of grant if the Non-Employee Director continues to be a Director on such date. Annual Options (as defined in Section 12) granted to Non-Employee Directors shall become exercisable in cumulative quarterly installments of one-fourth of the Shares subject to such Option on the first day of each of calendar quarter that follows the date of the Annual Option grant that the Non-Employee Director remains a Director, such that each Annual Option shall be 100% vested on the one-year anniversary of its date of grant if the Non-Employee Director continues to be a Director on such date. Subject to Section 10, the term of each Option granted to a Non-Employee Director shall be ten years from the date the Option is granted. No portion of an Option which is unexercisable at the time of an Non-Employee Director’s termination of membership on the Board shall thereafter become exercisable.

     14. Stock Purchase Rights and Stock Bonuses.

      (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of an Agreement that covers the purchase of Restricted Stock in the form determined by the Committee.

      (b) Repurchase Right. Unless the Committee determines otherwise, the Agreement for the purchase of Restricted Stock shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right upon the termination of the purchaser’s status as a Service Provider for any reason. Subject to Section 22, the purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Committee in its sole discretion, and shall be set forth in the Agreement.

      (c) Other Provisions. The Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

      (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

      (e) Stock Bonuses. Notwithstanding any other provision of the Plan, the Committee may grant Stock Bonuses, as compensation or as bonuses, to such Service Providers as the Committee may select in its sole discretion from time to time. Such Stock Bonuses may be issued either alone, in addition to, or in tandem with Options or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer Stock Bonuses under the Plan, it shall advise the offeree in writing of the terms and conditions related to the offer, including the number of Shares that such person shall be entitled to receive, the time within which such person must accept such offer, and the manner of acceptance of such offer.

     15. Adjustments upon Changes in Capitalization, Merger or Asset Sale. The terms of this Section 15 will apply to the rights of a Holder under all Agreements issued hereunder; provided, however, that the terms of an Agreement will control with respect to the Holder’s rights and adjustments that are made with respect to a merger, asset purchase or other acquisition transaction if the Agreement specifically makes provision for rights and adjustments upon the occurrence of any such acquisition transaction.

      (a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee’s sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

         (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options or Stock Purchase Rights may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c));

         (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Stock Purchase Rights or Restricted Stock; and

         (iii) the grant or exercise price with respect to any Option or Stock Purchase Right.

      (b) In the event of any transaction or event described in Section 15(a), the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option, Stock Purchase Right or Restricted Stock or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock granted or issued under the Plan or to facilitate such transaction or event:

         (i) To provide for either the purchase of any such Option, Stock Purchase Right or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or Stock Purchase Right or realization of the Holder’s rights had such Option, Stock Purchase Right or Restricted Stock been currently exercisable or payable or fully vested or the replacement of such Option, Stock Purchase Right or Restricted Stock with other rights or property selected by the Committee in its sole discretion;

         (ii) To provide that such Option or Stock Purchase Right shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Stock Purchase Right;

         (iii) To provide that such Option, Stock Purchase Right or Restricted Stock be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

         (iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and Stock Purchase Rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, Stock Purchase Rights or Restricted Stock or Options, Stock Purchase Rights or Restricted Stock which may be granted in the future; and

         (v) To provide that immediately upon the consummation of such event, such Option or Stock Purchase Right shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option or Stock Purchase Right shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option, Stock Purchase Right or Restricted Stock or any Agreement.

      (c) Subject to Section 3, the Committee may, in its sole discretion, include such further provisions and limitations in any Option, Stock Purchase Right, Restricted Stock, Agreement or certificate, as it may deem equitable and in the best interests of the Company.

      (d) If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options, Stock Purchase Rights or Restricted Stock outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 15(d)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume such Options, Stock

Purchase Rights or Restricted Stock or does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Options, Stock Purchase Rights or Restricted Stock held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Options, Stock Purchase Rights or Restricted Stock (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten days prior to the closing of the Acquisition (and the Options or Stock Purchase Rights terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Options or Stock Purchase Rights outstanding under the Plan, such Options or Stock Purchase rights shall be terminated if not exercised prior to the closing of the Acquisition.

      (e) In the event the Company undergoes an Acquisition and any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, does assume any Options, Stock Purchase Rights or Restricted Stock outstanding under the Plan (or substitutes similar stock awards, including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 15(e), for those outstanding under the Plan), then, with respect to each stock award held by participants in the Plan then performing services as Employees or Directors, the vesting of each such stock award (and, if applicable, the time during which such stock award may be exercised) shall be accelerated and such stock award shall immediately become fully vested and exercisable, if any of the following events occurs within nine months after the effective date of the Acquisition: (1) the Employee status or Director status, as applicable, of the participant holding such stock award is terminated by the Company without Cause; (2) the Employee holding such stock award terminates his or her Employee status due to the fact that the principal place of the performance of the responsibilities and duties of the Employee is changed to a location more than 50 miles from such Employee’s existing work location without the Employee’s express consent (this clause (2) is not applicable to Directors); or (3) the Employee holding such stock award terminates his or her Employee status due to the fact that there is a material reduction in such Employee’s responsibilities and duties without the Employee’s express consent (this clause (3) is not applicable to Directors).

      (f) The existence of the Plan, any Agreement and the Options or Stock Purchase Rights granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     16. Time of Granting Options, Stock Purchase Rights and Stock Bonuses. The date of grant of an Option, Stock Purchase Right or Stock Bonus shall, for all purposes, be the date on which the Committee makes the determination granting such Option, Stock Purchase Right or Stock Bonus, or such other date as is determined by the Committee. Notice of the determination shall be given to each Employee or Consultant to whom an Option, Stock Purchase Right or Stock Bonus is so granted within a reasonable time after the date of such grant.

     17. Amendment and Termination of the Plan.

      (a) Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company’s stockholders given within 12 months before or after the action by the Board, no action of the Board may, except as provided in Section 15, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7.

      (b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

      (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Committee, which Agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Options, Stock Purchase Rights, Stock Bonuses or Restricted Stock granted or awarded under the Plan prior to the date of such termination.

     18. Stockholder Approval. The Capstone Turbine Corporation 2000 Equity Incentive Plan, as originally adopted, was submitted for the approval of the Company’s stockholders and such approval was received within 12 months after the date of the Board’s initial adoption thereof. In addition, an amendment to increase the number of Shares authorized for issuance hereunder from 3,300,000 to 3,700,000 was approved by the Company’s stockholders, and such amendment is incorporated herein.

     19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     20. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     21. Investment Intent. The Company may require a Plan participant, as a condition of exercising or acquiring stock under any Option, Stock Purchase Right or Stock Bonus, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Purchase Right, electing or accepting the Stock Bonus; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Option, Stock Purchase Right or Stock Bonus for the participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option, Stock Purchase Right or Stock Bonus has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     22. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

[Remainder of page intentionally left blank]